Exhibit 10.26

NEITHER THIS CONVERTIBLE NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), FROM REPUTABLE COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 2(C)(VI) AND 8 HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(C)(VI) OF THIS NOTE.

Nuburu, Inc.

Subordinated Convertible Note

Issuance Date: June 25, 2025	$100,000

FOR VALUE RECEIVED, Nuburu, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Torcross Capital LLC or its registered assigns (“Holder”) the principal sum set forth above as the original principal amount (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal Amount”) together with interest on any outstanding Principal Amount (as such interest on any outstanding Principal Amount may be reduced pursuant to the terms hereof pursuant to redemption or otherwise) from the date set out above as the Issuance Date. This Subordinated Convertible Note (with all notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of convertible notes of the Company (collectively, the “Convertible Notes”) issued pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and between the Company, the Holder and the other investors named therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

1.
Payments of Principal Amount and Interest. Interest and Principal Amount under this Note shall be payable as follows:
(a)
Except as otherwise provided in this Note, the outstanding Principal Amount shall accrue interest at an annual rate equal to the Interest Rate from the date of this Note until the entire Principal Amount is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise, unless Holder elects to convert this Note pursuant to Section 2(a).
(b)
Interest shall accrue at the Interest Rate on the outstanding Principal Amount.
(c)
Unless earlier converted into shares of Common Stock, the outstanding Principal Amount and accrued but unpaid interest of this Note will be due and payable by the Company on June 24, 2026 (the “Maturity Date”).
(d)
From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to fifteen percent (15.0%) per annum. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.
(e)
All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 360 days. Interest shall commence to accrue on the Principal Amount on the Execution Date and shall not accrue on the Principal Amount on the day on which it is paid if payment is made to Holder prior to 12:00 p.m. ET. Any payment of principal on this Note after 12:00 p.m. ET on any Business Day shall be credited against this Note on the next Business Day and interest will continue to accrue until so credited.
(f)
All payments made under this Note will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to the Principal Amount.
(g)
The agreements made by Company with respect to this Note and the other Transaction Documents (as defined in the Securities Purchase Agreement) are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by Holder exceed the highest lawful amount of interest permissible under the laws applicable to the Note. If at any time performance of any provision of this Note or the other Transaction Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by Holder shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Holder shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at Holder’s election, the amount of unlawful interest shall be refunded to the Company (if actually paid) or applied to reduce the then unpaid Principal Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged, or received under the Transaction Documents included for the purpose of determining whether the Interest Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.
(h)
This Note is subordinate to the currently outstanding Series A Preferred Stock, solely with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
(i)
This Note may be prepaid at any time without penalty.
2.
Conversion. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in this Section 2.
(a)
Holder’s Conversion Right. Subject to the provisions of Section 2(e), at any time or times on or after the Execution Date, the Holder shall be entitled to convert any portion or the entirety of the outstanding Principal Amount and accrued interest under this Note into validly issued, fully paid and non-assessable shares of Common Stock (“Conversion Shares”) in accordance with Section 2(c).

Any such portion of the outstanding Principal Amount and/or accrued interest to be converted in accordance with this Section 2 is referred to herein as the “Conversion Amount.”

(b)
Conversion Shares. The number of Conversion Shares issuable upon conversion of the Conversion Amount shall be determined according to the following formula:

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of this Note. If the issuance would result in the issuance of a fraction of a share, the Company shall round such fraction of a share up to the nearest whole share.

(c)
Mechanics of Conversion. The conversion shall be conducted in the following manner:
(i)
Holder’s Conversion. To convert all or a portion of this Note into Conversion Shares on any date (each, a “Conversion Date”), a Holder shall deliver to the Company (whether via facsimile or otherwise), for receipt on or prior to 4:00 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”). All Conversion Notices received after 4:00 p.m., New York time, on any Trading Day or at any time on a day that is not a Trading Day shall be considered to have been provided as of the next Trading Day.
(ii)
Company’s Response. Not later than the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by email an acknowledgment of confirmation, in the form attached hereto as Exhibit B, of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the first (1st) Trading Day following the date of receipt by the Company of such Conversion Notice (the “Required Credit Date”), the Company shall credit such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such conversion to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/ Withdrawal at Custodian system.
(iii)
Record Holder. Upon delivery of a Conversion Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which such Conversion Notice was issued, irrespective of the date such Conversion Shares are credited to the Holder’s DTC account.
(iv)
Company’s Failure to Timely Deliver Securities. If the Company fails to issue and credit to the Holder by the Required Credit Date the balance account of Holder or Holder’s nominee with DTC for such number of Conversion Shares so delivered to the Company, then, in addition to all other remedies available to Holder, at the sole discretion of Holder, the Company shall:

(A) pay in cash to Holder on each Trading Day after the Required Credit Date that the issuance or credit of such Conversion Shares is not timely effected an amount equal to 1% of the product of (A) the number of shares of Common Stock not so delivered or credited (as the case may be) to Holder or Holder’s nominee multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Credit Date; or

(B) if on or after the Required Credit Date, Holder (or any other Person in respect, or on behalf, of Holder) purchases (in an open market transaction or otherwise) shares of Common Stock (“Replacement Shares”) to deliver in satisfaction of a sale by Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that Holder so anticipated receiving from the Company without any restrictive legend, then, within two (2) Trading Days after Holder’s request and in Holder’s sole discretion, either (x) pay cash to Holder in an amount equal to Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Replacement Shares (the “Buy-In Price”), at which point the Company’s obligation to credit Holder’s balance account shall terminate and such shares shall be cancelled, or (y) promptly honor its obligation to credit Holder’s DTC account representing such number of shares of Common Stock that would have been credited to Holder’s balance account if the Company timely complied with its obligations hereunder and pay cash to Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock that the Company was required to credit to Holder by the Required Credit Date multiplied by (2) the lowest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date Holder purchased Replacement Shares and ending on the date of such credit and payment under this clause (B).

To the extent permitted by law, the Company’s obligations to issue and credit the Conversion Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the Conversion Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely issue and credit the Conversion Shares as required pursuant to the terms hereof.

(v)
Disputes. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 23.
(vi)
Book-Entry. Notwithstanding anything to the contrary set forth in this Section 2, upon conversion of any portion of this Note in accordance with the terms hereof, no Holder thereof shall be required to physically surrender this Note to the Company. If this Note is surrendered as provided by Section 8, then, provided that there remains outstanding Principal Amount and accrued interest under this Note at the time of surrender, the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and deliver to such Holder (or its designee) a new Note (in accordance with Section 8(d)) representing the outstanding Principal Amount and accrued interest (if any) under this Note. Each Holder and the Company shall maintain records showing the portion of the Note so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the Note upon each such conversion. In the event of any dispute or discrepancy, such records of such Holder establishing the portion of the Note to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any portion of the Note, the outstanding Principal Amount represented by such Note may be less than stated on the face thereof. Each Note shall bear the following legend:

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 2(c)(vi) AND 8(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2(c)(vi) OF THIS NOTE.

(d)
Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of Conversion Shares upon the conversion of the Note.
(e)
Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible or exchangeable by the Holder hereof to the extent (but only to the extent), after giving effect to the issuance of shares of Common Stock issuable upon such conversion, the Holder or any of its affiliates would beneficially own in excess of 9.9% of the number of shares of Common Stock then outstanding, as calculated in accordance with Section 13(d) of the 1934 Act (the “Maximum Percentage”). To the extent the above limitation applies, the determination of whether this Note shall be convertible or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert or exchange this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility or exchangeability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement. To the extent stockholder approval is required in order to issue shares equal to greater than 19.9% of the outstanding Common Stock as of the date of this Agreement, the Company shall obtain such consent prior to issuing shares that would exceed such amount.
(f)
Reservation of Shares; Insufficient Authorized Shares. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock equal to 150% of the maximum number of Conversion Shares issuable to satisfy the Company's obligations to issue shares of Common Stock hereunder, and the Company shall at all times keep reserved for issuance under this Note a number of shares of Common Stock equal to 150% of the maximum number of Conversion Shares issuable to satisfy the Company’s obligation to issue shares of Common Stock hereunder.
3.
Rights upon Event of Default; Acceleration.
(a)
Event of Default. Each of the following events shall constitute an “Event of Default”:
(i)
the Company’s failure to maintain sufficient reserves of its authorized and unissued Common Stock to redeem 150% of the maximum number of Conversion Shares issuable upon conversion of all the Convertible Notes then outstanding;
(ii)
the Company’s failure to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program;
(iii)
the Company’s (A) failure to timely deliver the required number of shares of Common Stock upon conversion of this Note, and any such failure remains uncured for a period of five (5) Business Days, or (B) notice, written or oral, to any holder of the Convertible Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Convertible Notes into Common Stock that is requested in accordance with the provisions of the Convertible Notes, in each case, other than pursuant to Section 2(e);
(iv)
the Company’s or any Subsidiary’s failure (A) to pay to the Holder any amount of Principal Amount or Interest when and as due under this Note or (B) to pay to the Holder, within five (5) days after the delivery by the Holder of written notice thereof, any amount or penalties or other amounts due under this Note or any amount due under any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby;
(v)
the Company fails to remove any restrictive legend on any certificate or any Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for a period of five (5) Business Days;
(vi)
except as disclosed in Public Disclosures prior to the date hereof, the bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, which have not been dismissed within thirty (30) days of their initiation;
(vii)
except as disclosed in Public Disclosures prior to the date hereof, the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;
(viii)
except as disclosed in Public Disclosures prior to the date hereof, the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;
(ix)
other than as specifically set forth in another clause of this Section 3(a), the Company or any Subsidiary materially breaches any representation or warranty when made, or any covenant or other term or condition of this Note, and, only, in the case of a breach of a covenant or other term or condition that is curable, if such breach remains uncured for a period of ten (10) consecutive Trading Days after the delivery by Holder of written notice thereof;
(x)
the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of seven (7) consecutive Trading Days;
(xi)
any material provision of this Note or any other Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof)) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;
(xii)
failure to file annual or quarterly reports within the required periods, including any extension provided by Rule 12b-25 of the 1934 Act;

Upon the occurrence of an Event of Default with respect to this Note the Company shall promptly, but in no case later than two (2) Business Days, deliver written notice thereof via email and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

(b)
Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Holder may at its option: (a) declare the entire Principal Amount, together with all accrued interest thereon, immediately due and payable; and (b) exercise any or all of its rights, powers, or remedies under the Transaction Documents or applicable law or available in equity; provided, however that, if an Event of Default described in Sections 3(a)(vi)-(viii) of this Note shall occur, the Principal Amount and accrued interest shall become immediately due and payable automatically and without any notice, declaration, or other act on the part of Holder.

(c)
Acceleration by Subsidiary Spin-Off. Upon the occurrence of a Subsidiary Spin-Off and at any time thereafter, Holder may at its option declare the entire Principal Amount, together with all accrued interest thereon, immediately due and payable.
4.
Adjustment of Conversion Price and Number of Conversion Shares. Until the Note has been paid in full or converted in full, the Conversion Price and number of Conversion Shares issuable upon conversion of this Note are subject to adjustment from time to time as set forth in this Section 4.
(a)
[Reserved].
(b)
Stock Dividends and Splits. Without limiting any provision of Section 6, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding Common Stock or otherwise makes a distribution on any class of capital stock that is payable in Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.
(c)
Calculations. All calculations under this Section 4 shall be made by rounding to the nearest 1/10000th of cent and the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(d)
Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price and the number of Conversion Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 4(d) will increase the Conversion Price or decrease the number of Conversion Shares as otherwise determined pursuant to this Section 4, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.
5.
Rights Upon Distribution of Assets. In addition to any adjustments pursuant to Section 4, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, other than a distribution of Common Stock covered by Section 4(b)) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, provision shall be made so that upon conversion of this Note, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).
6.
Purchase Rights; Fundamental Transaction.
(a)
Purchase Rights. In addition to any adjustments pursuant to Section 5 herein, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).
(b)
Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents related to this Note in accordance with the provisions of this Section 6(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements confirming the obligations of the Successor Entity as set forth in this Note and an obligation to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, at the election of the Holder upon conversion of this Note following a Fundamental Transaction, the Successor Entity shall deliver to the Holder, in lieu of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 5 and 6(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Note prior to the applicable Fundamental Transaction, such Common Stock (or its equivalent) of the Successor Entity (including its Parent Entity), or other securities, cash, assets or other property, which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Note been exercised immediately prior to the applicable Fundamental Transaction; provided, however, that such amount of reserved shares of Common Stock shall be limited by the Maximum Percentage of Common Stock.
7.
[Reserved].
8.
Reissuance of Note.
(a)
Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8(d)), registered as the Holder may request, representing the outstanding Principal Amount being transferred by the Holder and, if less than the entire outstanding Principal Amount is being transferred, a new Note (in accordance with Section 8(d)) to the Holder representing the outstanding Principal Amount not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 2(c)(vi) following conversion or redemption of any portion of this Note, the outstanding Principal Amount represented by this Note may be less than the Principal Amount stated on the face of this Note.
(b)
Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8(d)) representing the outstanding Principal Amount.
(c)
Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 8(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal Amount of this Note, and each such new Note will represent such portion of such outstanding Principal Amount as is designated by the Holder at the time of such surrender.
(d)
Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal Amount remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal Amount designated by the Holder which, when added to the Principal Amount represented by the other new Notes issued in connection with such issuance, does not exceed the Principal Amount remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Execution Date of this Note, and (iv) shall have the same rights and conditions as this Note.
9.
Voting Rights. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to applicable corporate law of the State of Delaware, and as expressly provided in this Note.
10.
Covenants. Until this Note has been entirely converted, redeemed or otherwise satisfied in accordance with its terms:
(a)
Rank. This Note shall be junior in right of payment (whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise) to all other current Indebtedness and senior in in right of payment to all future Indebtedness to which the Company is a party.
(b)
No Security. This Note is not secured by the assets of the Company.
(c)
Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that, in the aggregate, do not have a fair market value in excess of $1,000,000 in any twelve (12) month period, and other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company in the ordinary course of business (which would include, without limitation, licensing in connection with manufacturing and distribution arrangements and joint development and production arrangements) (ii) sales of inventory in the ordinary course of business, (iii) or transfers or dispositions described in Public Disclosures.
(d)
Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(e)
Maintenance of Properties, Etc. Except as disclosed in Public Disclosures, the Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
(f)
Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
11.
[Reserved]
12.
[Reserved]
13.
Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversions and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Note shall be entitled, in addition to all other available remedies, to seek an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 4 hereof). The issuance of Common Stock and certificates for Common Stock as contemplated hereby upon the conversion of this Note shall be made without charge to the Holder or such Common Stock for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.
14.
Payment of Collection, Enforcement and Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company or any of its Subsidiaries shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.
15.
Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, and (ii) shall, so long as any of the Principal Amount under this Note remains outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Note, the maximum number of Common Stock as shall from time to time be necessary to effect the exercise of this Note.
16.
Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
17.
Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 10(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Conversion Price and the number of Conversion Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities, indebtedness, or other property pro rata to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information (to the extent it constitutes, or contains, material, non-public information regarding the Company shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. It is expressly understood and agreed that the time of execution specified by the Holder in each Conversion Notice shall be definitive and may not be disputed or challenged by the Company.
18.
[Reserved].
19.
Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds by providing the Company with prior written notice setting out the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per month from the date such amount was due until the same is paid in full.
20.
Transferability of Note. A Holder may transfer some or all of this Note, or any shares issuable upon conversion of this Note, without the consent of the Company, subject only to the limitations of Section 2(f) of the Securities Purchase Agreement.
21.
Register. The Company shall maintain a register (the “Register”) and record the names and addresses of the holders of each Convertible Note and the principal amount of the Convertible Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal Amount and interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee.

22.
Amendment. Except as otherwise provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar Convertible Note issued by the Company under the Securities Purchase Agreement.
23.
Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Conversion Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Conversion Shares and the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Holder, with the consent of the Company (which may not be unreasonably withheld, conditioned or delayed), or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Conversion Shares and the disputed determination of the Conversion Price to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank or accountant shall be borne by the parties in the same proportion as the respective amounts by which the investment bank’s or accountant’s determination differs from such party’s calculation.
24.
Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and any other Transaction Document.
25.
Governing Law. This Note shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
26.
Certain Defined Terms. For purposes of this Note, the following terms shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Black Scholes Consideration Value” means the value of the applicable Option or Convertible Security (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option or Convertible Security (as the case may be) as of the date of issuance of such Option or Convertible Security (as the case may be) and (iii) an expected volatility equal to the greater of 100% and the 100 day volatility, obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option or Convertible Security (as the case may be).

“Bloomberg” means Bloomberg, L.P.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and the last closing trade price, respectively, for such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Conversion Price” means eighty percent (80.00%) of lowest VWAP for the prior five (5) day VWAP on the day a Conversion Date.

“DTC” has the meaning set forth in Section 2(c)(ii).

“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market.

“Execution Date” shall have the meaning set forth in the Securities Purchase Agreement.

“Fundamental Transaction” means, other than transactions disclosed in Public Disclosures prior to the date of this Note (including without limitation the anticipate foreclosure), that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving entity) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, in connection with which the Company is dissolved, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

“Interest Rate” means zero percent (0%) per annum, in each case as may be adjusted from time to time in accordance with Section 1(b).

“Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the federal and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“SEC” means the Securities and Exchange Commission or the successor thereto.

“Subsidiary” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person; provided, that after the Execution Date, a Person (other than Subsidiaries as of the Execution Date) shall not become a Subsidiary pursuant to clause (I) unless the Company, directly or indirectly, owns at least 25% of any of the outstanding capital stock or holds at least 25% of any equity or similar interest of such person.

“Subsidiary Spin-Off” means any inquiry, proposal or offer from any Person relating to any (a) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of a Subsidiary (excluding sales of assets in the ordinary course of business) equal to 51% or more of the value of the assets of the Subsidiary or to which 51% or more of the revenues or earnings of the Subsidiary are attributable, (b) tender offer for, or direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 51% or more of the outstanding equity securities of any Subsidiary, or (c) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving substantially all of any Subsidiary or involving the assets of the any Subsidiaries with a value set forth in clause (a) of this definition.

“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

“UCC” means the Uniform Commercial Code of the State of Delaware and, to the extent applicable, the State of New York.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, Holder and the Company have caused their respective signature page to this Convertible Note to be duly executed as of the date first written above.

COMPANY

Nuburu, Inc.

By:	/s/ Alessandro Zamboni
Name: Alessandro Zamboni
Title: Executive Chairman

[Signature Page to Convertible Note]

HOLDER

Torcross Capital LLC

By:	/s/ Gary Hardaker
	Name:	Gary Hardaker
	Title:	Director

[Signature Page to Convertible Note]

* * * * *

EXHIBIT I

Nuburu, Inc.

CONVERSION NOTICE

Reference is made to that certain Convertible Note (the “Note”) issued by Nuburu, Inc., a Delaware corporation (the “Company”) to the undersigned Holder on _______, 2025. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Note.

The undersigned holder hereby exercises the right to convert the portion of the Note indicated below into shares of Common Stock as of the date specified below.

Date of Conversion:

Principal Amount of Note to be Converted:

Tax ID Number (If applicable):

Applicable Conversion Price:

$___________

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Holder:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

EXHIBIT II

ACKNOWLEDGMENT

Nuburu, Inc., a Delaware corporation (the “Company”) hereby acknowledges its receipt of the enclosed Conversion Notice and hereby directs [______________] to issue the above indicated number of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated [_________ __, 20__] from the Company and acknowledged and agreed to by [______________].

Nuburu, Inc.

By:
Name:
Title: